UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2015

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held a special meeting of our stockholders on June 29, 2015. Proxies were solicited pursuant to our definitive proxy statement filed on June 8, 2015 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

There were 15,045,080 shares of our common stock entitled to vote at the special meeting. There were 10,816,376 shares of common stock present or represented by valid proxy at the special meeting. Each share of common stock was entitled to one vote with respect to matters submitted to our stockholders at the special meeting.

At the special meeting, our stockholders were asked to (i) approve an amendment to our Restated Certificate of Incorporation, as amended, and to authorize our board of directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding common stock, $0.0001 par value per share, at a whole number ratio in the range of 1-for-5 to 1-for-9, such ratio to be determined in the discretion of our board of directors, and to proportionally decrease the total number of shares that we are authorized to issue by a factor of 1-for-5 to 1-for-9, such ratio to be determined in the sole discretion of our board of directors, in conjunction with the proposed reverse split, and to (ii) authorize our board of directors to file such amendment, if in their judgment it is necessary, that would affect the foregoing. The voting results reported below are final.

The proposal was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN
8,437,273	2,101,203	277,900

We appreciate the ongoing support of our stockholders. We filed our definitive proxy on June 8, 2015 and since that time our stock has returned to trading over a dollar. We now meet the requirements to remain listed on NASDAQ and NASDAQ has determined that our stock is no longer subject to delisting. Because we no longer need to implement the reverse split to maintain our NASDAQ listing, we won’t implement the reverse stock split as approved by our stockholders at this time. Going forward, we may implement the reverse split at any time prior to June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)

Date: July 2, 2015	By:	/s/ Robert Miller
	Name: Title:	Robert Miller Chief Financial Officer